As filed with the Securities and Exchange Commission on October 14, 1997
                                               Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           Monterey Homes Corporation
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

Maryland                                                     86-0611231
--------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona               85250
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                     (Zip Code)


                  Monterey Homes Corporation Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                  Larry W. Seay
                   Vice President and Chief Financial Officer
                           Monterey Homes Corporation
                      6613 North Scottsdale Road, Suite 200
                            Scottsdale, Arizona 85250
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (602) 998-8700
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                  With copy to:
                                Steven D. Pidgeon
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-0001
                                 (602) 382-6000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                          Proposed                Proposed
        Title of                                          Maximum                 Maximum
       Securities                  Amount                 Offering               Aggregate               Amount of
          To Be                    To Be                   Price                  Offering             Registration
       Registered                Registered             Per Share                 Price                     Fee
       ----------                ----------             -----------               -------                   ---
Common Stock                      475,000                                                                  724.09*


-------------------------

* Based on 225,000 shares under the Stock Option Plan at $5.62 per share and 250,000 shares under the Hamberlin Stock Option Agreement at $4.50 per share.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.       Incorporation of Certain Documents by Reference.
              ------------------------------------------------

              The following documents filed by Monterey Homes Corporation ("Monterey Homes") are hereby incorporated by reference into this Registration
Statement: (a) Monterey Homes' Annual Report on Form 10-K for the year ended December 31, 1996, as amended by its Form 10-K/A Report for the fiscal year ended December 31, 1996; (b) Monterey Homes' Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997; (c) Monterey Homes' Form 8-K Report dated December 31, 1996, as amended by its Form 8-K/A1 Report dated December 31, 1996 and its Form 8-K/A2 Report dated December 31, 1996; (d) Monterey Homes' Form 8-K Report dated June 9, 1997, as amended by its Form 8-K/A Report dated June 18, 1997; (e) Monterey Homes' Form 8-K Report dated July 15, 1997, as amended by its Form 8-K/A Report dated September 12, 1997; and (f) the description of Monterey Homes' capital stock contained in the Form 8-A of Emerald Mortgage Investments Corporation (a predecessor of Monterey Homes) filed on July 7, 1988.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.  Not applicable.
              --------------------------

Item 5.       Interests of Named Experts and Counsel.  Not applicable.
              ---------------------------------------

Item 6.       Indemnification of Directors and Officers.
              ------------------------------------------

              Under the provisions of the Maryland General Corporation Law, a corporation's articles may, with certain exceptions, include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's charter contains a provision limiting the personal liability of officers and directors to the Company and its stockholders to the fullest extent permitted under Maryland law.

              In addition, the provisions of the Maryland General Corporation Law permit a corporation to indemnify its present and former directors and officers, among others, against liability incurred, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the director or officer actually received an improper personal benefit in money, property, or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Company's charter provides that it will indemnify its directors, officers, and others so designated by the Board of Directors to the full extent allowed under Maryland law.

              Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Exemption from Registration Claimed.  Not applicable.
              ------------------------------------

Item 8.       Exhibits.
              ---------

              Exhibit Index located at Page 8.

Item 9.       Undertakings.
              -------------

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933;

                               (ii) To  reflect in the  prospectus  any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the
                      aggregate,   represent   a   fundamental   change  in  the
                      information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                               (iii) To include any  material  information  with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)  To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on October 14, 1997.

                                        MONTEREY HOMES CORPORATION

                                        By:  /s/ Larry W. Seay
                                            ------------------------------------
                                                  Larry W. Seay
                                                  Vice President Finance
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William W. Cleverly, Steven J. Hilton, John R. Landon and Larry W. Seay, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                       Title                                    Date
---------                                                       -----                                    ----
/s/ William W. Cleverly                  Chairman of the Board and Co-Chief                             October 10, 1997
---------------------------------        Executive Officer (Co-Principal
William W. Cleverly                      Executive Officer)
                                         and Director

/s/ Steven J. Hilton                     President and Co-Chief Executive                               October 10, 1997
---------------------------------        Officer (Co-Principal Executive Officer)
Steven J. Hilton                         and Director

Signature                                                       Title                                    Date
---------                                                       -----                                    ----
/s/ John R. Landon                       Chief Operating Officer and Co-Chief                           October 13 1997
---------------------------------        Executive Officer (Co-Principal
John R. Landon                           Executive Officer) and Director

/s/ Larry W. Seay                        Vice President Finance and Chief                               October 10, 1997
---------------------------------        Financial Officer (Principal Financial
Larry W. Seay                            Officer and Principal Accounting Officer)

/s/ Alan D. Hamberlin                    Director                                                       October 10, 1997
---------------------------------
Alan D. Hamberlin

/s/ Robert G. Sarver                     Director                                                       October 10, 1997
---------------------------------
Robert G. Sarver

/s/ C. Timothy White                     Director                                                       October 13, 1997
---------------------------------
C. Timothy White

                                  EXHIBIT INDEX

  Exhibit                                                                        Page or
  Number                      Description                                    Method of Filing
  ------                      -----------                                    ----------------
   4.1        Monterey Homes Corporation Stock Option Plan            Filed Herewith

   4.2        Stock Option Agreement between the Company and          Incorporated by reference
              Alan D. Hamberlin                                       to Exhibit 10(h) of the
                                                                      1995 Form 10-K
   5          Opinion of Venable, Baetjer & Howard, Maryland          Filed Herewith
              counsel (including consent)
  23.1        Consent of KPMG Peat Marwick LLP                        Filed Herewith
  23.2        Consent of Ernst & Young LLP                            Filed Herewith
  23.3        Consent of Ernst & Young LLP                            Filed Herewith
  23.4        Consent of Counsel                                      See Exhibit No. 5
  24          Power of Attorney                                       See Signature Page

                                        8